                                                                   EXHIBIT 10.33


                               SERVICES AGREEMENT

     The parties to this agreement are Media Metrix, Inc, a Delaware corporation (the "Company"), and The NPD Group, Inc., a New York corporation ("NPD").

     The Company is in the business of developing, marketing and selling marketing research services which track and evaluate usage of Internet resources and computer software and operates a national consumer usage panel (the "Panel") in order to generate data for market research purposes (the "Business"). The Company owns certain computer software (the "Software") used to effect such measurement. The Company has been providing NPD with a royalty-free license to certain computer software relating to the Business and access to all databases generated by the Business pursuant to a Services Agreement between PC Meter L.P., the Company's predecessor, and NPD dated as of March 31, 1996 (the "Prior Services Agreement"). The parties desire to provide for a continuation of the services set forth in the Prior Services Agreement.

     It is therefore agreed as follows:

     1.    Services; License.

     1.1 Services. Subject to the terms and conditions of this agreement, the Company shall provide to NPD and its affiliated companies access to its data bases, at such times and in such manner as NPD may reasonably request, for any business purpose of NPD; provided that such data bases may not be used by NPD or its affiliated companies in direct competition with the Business.

     1.2 Grant of License; Scope. The Company hereby grants to NPD and its affiliated companies a perpetual, non-forfeitable, worldwide license (the "License") to use the Software in the operation of its businesses. The License shall include the right to make revisions, modifications and improvements to the Software; without limitation, NPD may modify the Software as necessary or desirable to permit the Software to be used on hardware and operating systems different than those used by the Company. Any such revisions, modifications and improvements shall be the property of the Company.

     1.3 Exclusivity. The License shall be non-exclusive and the Company shall retain the right to use, and to license the use of, the Software (and any modifications, revisions and improvements to the Software) for all purposes; provided that the Company shall not license or otherwise transfer the Software to any third party or use the Software or any modification, revision or improvement of the Software for uses in direct competition with the businesses of NPD and in connection with any license or transfer to a third party shall obtain a written undertaking from such third party not to use the Software (or such modifications, revisions and improvements) in direct competition with such businesses.

     1.4 Modifications. If the Company shall modify the Software during the term of this agreement, it shall make such modifications available to NPD upon the terms and subject to the conditions set forth in this agreement as if such modifications were part of the Software licensed under this agreement.

     2. Term. The term of this agreement shall commence on the date of this agreement and shall continue until terminated by (i) either party giving the other at least 120 days' prior written notice or (ii) the mutual consent of the parties hereto. No termination of this agreement shall affect the right of any client of NPD or its affiliated companies to use the Software for the balance of any unfulfilled contractual commitment of NPD or such affiliate to such client.

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     3.    Compensation.

     3.1 Amount. As compensation for the services provided by the Company, NPD shall pay to the Company a monthly fee of $2,500 plus the reasonable out of pocket expenses incurred by the Company in providing services to NPD hereunder. The Company reserves the right to implement reasonable fee increases upon no less than 90 days' advance written notice to NPD. The percentage increases in any calendar year shall not exceed the increase over the prior year in the Consumer Price Index for the New York Metropolitan Area -- All Items, as reported by the U.S. Department of Labor.

     3.2 Billing. The Company shall bill NPD monthly in arrears for the amounts payable to the Company pursuant to section 3.1 for that month, and NPD shall pay such amounts as soon as practical after receipt of such invoice but no later than 30 days after receipt.

     4.    Title; Confidentiality.

     4.1 Title. The Company shall deliver to NPD complete sets of object and source code for the Software and any revisions, modifications or improvements to the Software and complete sets of such documentation as may at any time be available for the Software or such revisions, modifications or improvements. In the event of destruction of the NPD's copy of any source code or documentation, the Company shall, at NPD's expense, use its best efforts to deliver a replacement copy of such destroyed source code or documentation. NPD may make such copies of the Software or such revisions, modifications and improvements as may be appropriate to enable NPD to exercise its rights under this agreement. Title to the Software, source code and documentation, shall at all times be vested in the Company, notwithstanding any delivery to NPD.

     5.    Indemnity.

           (a) The Company shall indemnify and hold harmless NPD and its directors, officers, affiliates and employees from and against all loss, liability, damage or expense (including, without limitation, reasonable fees and expenses of counsel) NPD or such directors, officers, affiliates or employees may suffer, sustain or become subject to as a result of, or otherwise relating to, (i) the performance of its or their duties under this agreement, unless such loss, liability, damage or expense shall result from the gross negligence or willful misconduct of NPD or its directors, officers, affiliates or employees or the breach of this agreement and (ii) the operation of the Business.

           (b) NPD shall indemnify and hold harmless the Company and its partners, officers and employees from and against all loss, liability, damage or expense (including, without limitation, reasonable fees and expenses of counsel) the Company or such partners, officers or employees may suffer, sustain or become subject to as a result of, or otherwise relating to, (i) the gross negligence or willful misconduct of NPD or its directors, officers, affiliates or employees in the performance of its or their duties under this agreement or
(ii) the operation of the businesses of NPD.

     6.    Confidentiality.

           (a) The Company and NPD each agrees that it shall not, and shall cause its directors, partners, officers, employees and affiliates not to, directly or indirectly, either during the term of this agreement or thereafter, disclose to anyone (except at the other's direction), any confidential or secret aspect of the business or affairs of the other obtained during the term of this agreement which is not presently in and does not enter the public domain.

           (b) All processes and ideas developed by the Company or its employees in connection with the

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services rendered under this agreement shall remain the sole property of
Company.

           (c) NPD and the Company each acknowledges that the remedy at law for breach of its covenants under this section 6 will be inadequate and, accordingly, in the event of any breach or threatened breach by NPD or the Company of the provisions of this section 6, the Company or NPD, as the case may be, shall be entitled, in addition to all other remedies, to an injunction restraining any such breach.

     7. Complete Agreement. This agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all previous agreements between them relating to its subject matter and cannot be modified, amended or terminated orally.

     8. Waiver. The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

     9. Invalidity. The invalidity or unenforceability of any term or provision of this agreement shall not affect the validity or enforceability of the remaining terms or provisions of this agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect to the extent possible. If any term or provision of this agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

     10. Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

     11. Assignability. This agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties, provided, that neither party may assign any of its rights under this agreement (by operation of law or otherwise) without the prior written consent of the other, other than in connection with a transfer of the Business, in the case of the Company, or a transfer of all or substantially all of its business, in the case of NPD, in either case to an entity that agrees in a writing satisfactory to the other to be bound by the terms of this agreement.

Dated as of September 30, 1998.


         MEDIA METRIX, INC.

         By: /s/ Tod Johnson
         Name:  Tod Johnson
         Title: Chairman

         THE NPD GROUP, INC.

         By: /s/ Rupert Walters
         Name:  Rupert Walters
         Title: President

                    FIRST AMENDMENT TO THE SERVICES AGREEMENT

         Whereas The NPD Group, Inc., a New York corporation ("NPD"), and Media
                                                               ---
Metrix, Inc., a Delaware corporation ("MMX"), executed a Services Agreement
                                       ---
dated September 30, 1998 (the "Services Agreement");
                               ------------------

         Whereas, Jupiter Media Metrix, Inc., a Delaware corporation ("JMXI"),
                                                                       ----
is the successor-in-interest to MMX;

         Whereas,  NetRatings,  Inc., a Delaware corporation ("NetRatings,"
                                                               ----------
and with JMXI and NPD, the "Parties") as of the date hereof is entering into a
                            -------
settlement agreement under which it shall settle Civil Action No. 01-CV-193 filed by JMXI in the United States District Court for the District of Delaware, and, as a term thereof, NTRT is acquiring all rights and interests in U.S. Patent No. 6,115,680 entitled "Computer Use Meter and Analyzer" (the "Patent");
                                                                      ------
and

         Whereas, the Parties wish to clarify the interpretation of the terms of the Services Agreement.

         NOW, THEREFORE, in return for good and valuable consideration, the sufficiency of which is acknowledged by all the Parties, the Parties agree as follows:

         1.       Amendment of the Services Agreement:
                  -----------------------------------

                  (a) The second sentence of the preamble of the Services Agreement is amended and restated in its entirety to read, "The Company is in the business of developing, marketing and selling internet audience measurement services and operates a national consumer usage panel (the "Panel") in order to generate data for measuring internet audiences and assessing internet audience behavior (the "Business")."

                  (b) The first sentence of Section 1.2 of the Services Agreement is amended and restated in its entirety to read, "The Company hereby grants to NPD and its affiliated companies a perpetual, non-forfeitable, worldwide license (the "License") to use the Software in the operation of its businesses; provided, however, that such Software may not be used by NPD or its affiliated companies in furtherance of, or for, any purpose which is the same as, or substantially similar to, the Business."

         2.       Estoppel from Enforcement of the Patent. So long as the
                  ---------------------------------------
Services Agreement is in full force and effect and no assignment or transfer of the rights of either NPD or JMXI under the terms of the Services Agreement occurs, NetRatings hereby agrees that it shall not seek to enforce its rights under the Patent against NPD to the extent that the Patent may otherwise limit or impair the usage of the "data bases" (as such term is used in Section 1.2 of the Services Agreement) or the Software (as such term is defined in the preamble of the Services Agreement). Effective, and contingent, upon the termination of the Services Agreement, NetRatings hereby agrees to grant NPD and its affiliated companies a non-exclusive, worldwide, non-sublicensable, irrevocable, non-transferable, limited right to exploit the Patent in any manner other than in furtherance of, or for, any purpose which is the same as, or substantially similar to, the Business subject to the payment of an annual royalty fee of $30,000 per annum, paid in advance on January 1 of each calendar year.

         3.       No Further Amendment. Notwithstanding any other term or
                  --------------------
provision of the Services Agreement, JMXI and NPD each agree not to (a) either further amend the Services Agreement or (b) waive either party's rights or obligations under the Services Agreement, without first obtaining the consent of NetRatings. Nothing in this section 3 shall be construed so as to prevent either JMXI or NPD from terminating the Services Agreement in accordance with Section 2 of the Services Agreement.

         4.       Full Force.  Except as expressly  set forth above, the
                  ----------
Services Agreement shall remain in full force and effect as written.

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

         IN WITNESS WHEREOF, the parties have duly executed and delivered this First Amendment to the Services Agreement as of this 7th day of May, 2002.

THE NPD GROUP, INC.                             JUPITER MEDIA METRIX, INC.

By:  /s/  Tod Johson               By:  /s/  Robert Becker

Name:  Tod Johnson                 Name:  Robert Becker

Title:  Chairman                   Title:  President and Chief Executive Officer

NETRATINGS, INC.

By:  /s/  William Pulver

Name:  William Pulver

Title:  President and Chief Executive Officer


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